EXHIBIT 3.5
As filed with the Securities and Exchange Commission on September 11, 2008

Registration No. 333-153447

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENVEO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-1250533 (I.R.S. Employer Identification No.)

One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Cenveo, Inc. 2007 Long-Term Equity Incentive Plan
 (Full Title of the Plan)

Timothy M. Davis
Senior Vice President, General Counsel and Secretary
Cenveo, Inc.
One Canterbury Green, 201 Broad Street
Stamford, CT  06901
(203) 595-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share	3,313,670	$9.395	$36,568,730	$1,437.20
(1)
Pursuant to Instruction E of Form S-8 and the telephone interpretation of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, No. 89, of the Division of Corporation Finance’s Manual of Publicly Available Telephone Interpretations dated July 1997, the 3,313,670 shares being registered includes 1,313,670 shares (the “Carryover Shares”) that were previously available for issuance under the Cenveo, Inc. 2001 Long-Term Equity Incentive Plan, as amended to date (the “2001 Plan”) but that have been carried forward to, and included in the reserve available for issuance under, the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan, as amended to date (the “2007 Plan”).  The Carryover Shares were previously registered on the Form S-8 (Registration No. 333-118861), which was filed on September 7, 2004 (the “Prior Registration Statement”).  Pursuant to a contemporaneously filed post-effective amendment to the Prior Registration Statement, the Carryover Shares are being deregistered from the Prior Registration Statement and transferred to this Registration Statement, together with the associated registration fees, for delivery under the 2007 Plan.  To the extent any additional shares that remain subject to outstanding awards under the 2001 Plan otherwise would have been returned to the 2001 Plan on account of the expiration, cancellation or forfeiture thereof, those shares will instead be included in the shares reserved for issuance under the 2007 Plan.  Accordingly, Post-effective amendments to this Registration Statement may periodically be filed in order to carry-over such shares from the 2001 Plan to the 2007 Plan.

(2)	This Registration Statement also relates to such indeterminate number of additional shares as may be issuable pursuant to stock splits, stock dividends, or similar transactions.
(3)
The proposed maximum offering price per share of Common Stock and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.  With respect to 640,000 shares of Common Stock as to which stock options were granted prior to the date hereof, the registration fee is based on the option exercise price of $17.89 per share, and with respect to the balance of the shares being registered (consisting of 2,673,670 shares of Common Stock), the fee is based on a price of $9.395 per share, which is the average of the high ($9.71) and low ($9.08) sales prices of the Common Stock on September 5, 2008 on the New York Stock Exchange.

(4)
Pursuant to Rule 457(p) under the Securities Act of 1933, the $1,437.20 aggregate total registration fee for the 3,313,670 shares registered on this Registration Statement is offset by registration fees in the amount of $313.27 previously paid with respect to the Carryover Shares in connection with the Prior Registration Statement.  Accordingly, the Registrant is currently paying a registration fee of $1,123.93 in connection with the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) relates to the registration of 3,313,670 shares of common stock, par value $0.01 per share (“Common Stock”), of Cenveo, Inc. (the “Company”) for issuance pursuant to awards granted under the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan, as amended to date (the “2007 Plan”).  The 2007 Plan replaces the Company’s 2001 Plan.  No future awards will be made under the 2001 Plan.  According to the terms of the 2007 Plan, any unused shares authorized for awards under the 2001 Plan are available for issuance under the 2007 Plan.

The 3,313,670 shares of Common Stock being registered under this Registration Statement consist of:  (i) 2,000,000 shares authorized for issuance under the 2007 Plan that were not previously registered and (ii) 1,313,670 shares previously registered for issuance under the 2001 Plan.  None of the shares being registered hereunder relating to the 2001 Plan may be issued under the 2001 Plan; such shares may be offered and sold only under the 2007 Plan.

Contemporaneously with the filing of this Registration Statement on Form S-8, the Registrant is filing a Post-Effective Amendment No. 1 to Registration Statement on Form S-8 to deregister 1,313,670 shares of Common Stock previously authorized for issuance under the 2001 Plan.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Company has sent or given or will send or give documents containing the information specified by Part I of this Registration Statement to participants in the 2007 Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed with the SEC by the Company are incorporated herein by reference as of their respective dates of filing and shall be deemed to be a part hereof:

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2007;

•	the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 29, 2008 and June 28, 2008;

•
the Company’s Current Reports on Form 8-K filed January 24, 2008, February 1, 2008, February 27, 2008, February 29, 2008, March 14, 2008, April 1, 2008, May 8, 2008, June 5, 2008, June 13, 2008, July 8, 2008 and August 7, 2008, as well as the amendments to the Company’s Current Reports on Form 8-K filed June 18, 2008 and July 1, 2008.

•	the description of the Company’s Common Stock contained in the Company’s registration statements therefor and subsequent amendments thereof.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.  Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

An opinion on the legality of the securities registered hereby has been rendered by Timothy M. Davis, the Company’s Senior Vice President, General Counsel and Secretary. Mr. Davis is an employee of the Company and is eligible to be granted awards under the 2007 Plan.

Item 6.  Indemnification of Directors and Officers

Section 7-109-101 et seq. of the Colorado Business Corporations Act empowers a Colorado corporation to indemnify its directors, officers, employees and agents under certain circumstances, as well as providing for elimination of personal liability of directors and officers of a Colorado corporation for monetary damages.

A corporation must indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director, officer, employee, fiduciary or agent, against reasonable expenses incurred by him or her in connection with the proceeding.

A corporation may indemnify a person made a party to a proceeding because the person is or was a director, officer, employee, fiduciary or agent if the person conducted himself or herself in good faith and the person reasonably believed that his or her conduct was in or not opposed to the best interests of the corporation (or in the case of a criminal proceeding, had a reasonable belief that his or her conduct was not unlawful), except that no indemnification is allowed in connection with a proceeding by or in the right of the corporation in which the person seeking indemnification was adjudged to be liable to the corporation or in connection with any other proceeding in which the person was adjudged liable on the basis that he or she derived an improper personal benefit.

A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, or who, while a director, officer, employee, fiduciary or agent of another domestic or foreign corporation or other person or an employee benefit plan, against liability asserted against or incurred by the person in that capacity or arising from his or her status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify the person against the same liability under Section 7-109-101 et seq.

Article V of the Articles of Incorporation of the Registrant reads as follows:

“The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.”

Article VI of the Articles of Incorporation of the Registrant reads as follows:

“There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director’s duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law.  Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.”

Article VIII of the Bylaws of the Registrant reads as follows:

“The corporation shall be authorized to indemnify any person entitled to indemnity under the Colorado Business Corporation Act, as the same exists or may hereafter be amended (the “Act”), to the fullest extent permitted by the Act; provided, however, that the corporation shall not be permitted to indemnify any person in connection with any proceeding initiated by such person, unless such proceeding is authorized by a majority of the directors of the corporation.”

The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of the Company’s Articles of Incorporation.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
4.1
Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997)

4.2
Amendment to Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 2, 2004)

4.3
Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) April 17, 2005, as filed with the SEC on April 21, 2005)

4.4
Amended and Restated Bylaws of Cenveo, Inc.  (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) February 22, 2007, as filed with the SEC on August 30, 2007)

4.5
Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 8, 2007)

4.6	Amendment to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference as Exhibit A to the Company’s Definitive 14A, as filed with the SEC on April 28, 2008)
5.1	Opinion of Timothy M. Davis, the Company’s General Counsel
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Timothy M. Davis (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature page to this Registration Statement)

Item 9.  Undertakings

A.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not disclosed previously in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut.

Dated:   September 11, 2008

CENVEO, INC.

By:        /s/ Mark S. Hiltwein
Name:   Mark S. Hiltwein
Title:     Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears on the signature page to this Registration Statement constitutes and appoints Timothy M. Davis and Mark S. Hiltwein his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents of any of them, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Robert G. Burton, Sr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	September 11, 2008
Robert G. Burton, Sr.

/s/ Mark S. Hiltwein	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 11, 2008
Mark S. Hiltwein

/s/ Gerald S. Armstrong	Director	September 11, 2008
Gerald S. Armstrong

/s/ Patrice M. Daniels	Director	September 11, 2008
Patrice M. Daniels

/s/ Leonard C. Green	Director	September 11, 2008
Leonard C. Green

/s/ Mark J. Griffin	Director	September 11, 2008
Mark J. Griffin

/s/ Robert B. Obernier	Director	September 11, 2008
Robert B. Obernier

EXHIBIT INDEX

Exhibit No.	Description
4.1
Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, as filed with the SEC on August 14, 1997)

4.2
Amendment to Articles of Incorporation of Cenveo, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the SEC on August 2, 2004)

4.3
Amendment to Articles of Incorporation and Certificate of Designations of Series A Junior Participating Preferred Stock of Cenveo, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) April 17, 2005, as filed with the SEC on April 21, 2005)

4.4
Amended and Restated Bylaws of Cenveo, Inc.  (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated (date of earliest event reported) February 22, 2007, as filed with the SEC on August 30, 2007)

4.5
Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, as filed with the SEC on August 8, 2007)

4.6	Amendment to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (incorporated by reference as Exhibit A to the Company’s Definitive 14A, as filed with the SEC on April 28, 2008)
5.1	Opinion of Timothy M. Davis, the Company’s General Counsel
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Ernst & Young LLP
23.3	Consent of Timothy M. Davis (included in Exhibit 5.1)
24.1	Powers of Attorney (included in signature page to this Registration Statement)

EXHIBIT 5.1

September 11, 2008

Cenveo, Inc.
201 Broad Street, 6th Floor
One Canterbury Green
Stamford, CT  06901

Ladies and Gentlemen:

I have acted as counsel to Cenveo, Inc., a Colorado corporation (the “Company”), in connection with its filing of a registration statement on Form S-8 (the “Registration Statement”) which is expected to be filed by Cenveo, Inc. (the “Company”) on or about September 11, 2008, with respect to the offer and sale of 3,313,670 shares of the Company’s common stock, par value $.01 per share (“Company Stock”), issuable under the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan (“Plan”) as described in the Registration Statement.

In my capacity as counsel to the Company, I have examined originals or copies, satisfactory to me, of the Company’s articles of incorporation and bylaws and resolutions of the Company’s Board of Directors.  I have also reviewed such other matters of law and examined and relied upon such corporate records, agreements, certificates and other documents as I have deemed relevant and necessary as a basis for the opinion hereinafter expressed.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies or facsimiles.  As to any facts material to such opinion, I have, to the extent that relevant facts were not independently established by me, relied on certificates of public officials and certificates of officers or other representatives of the Company.  Please note that I am Senior Vice President, General Counsel and Secretary of the Company, and I may be granted shares of Common Stock that are being registered in the Registration Statement.

On the basis of the foregoing, it is my opinion that the shares of Company Stock referred to above will be, when sold in accordance with the Plan and in the manner described in the Registration Statement, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Timothy M. Davis
Timothy M. Davis

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 28, 2008, relating to the financial statements and financial statement schedule of Cenveo, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes), and the effectiveness of internal control over financial reporting (which report expresses an unqualified opinion on the Company's internal control over financial reporting), appearing in its Annual Report on Form 10-K of Cenveo, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
 Deloitte & Touche LLP

Stamford, CT
September 4, 2008

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8 No. 333-00000) pertaining to the Cenveo, Inc. 2007 Long-Term Equity Incentive Plan of our reports dated February 28, 2007, except for Note 2, as to which the date is March 28, 2008, with respect to the consolidated financial statements and schedule of Cenveo, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
 Ernst & Young LLP

Stamford, CT
September 4, 2008